                             COLUMBIA FUNDS TRUST IX

                               AMENDMENT NO. 1 TO
                    SECOND AMENDED AND RESTATED AGREEMENT AND
                              DECLARATION OF TRUST

     WHEREAS, Section 1 of Article I of the Second Amended and Restated Agreement and Declaration of Trust (the "Declaration of Trust") dated August 10, 2005 of Columbia Funds Trust IX (the "Trust"), a copy of which is on file in the Office of the Secretary of The Commonwealth of Massachusetts, authorizes the Trustees of the Trust to amend the Declaration of Trust to change the name of the Trust without authorization by vote of the Shareholders of the Trust.

     The undersigned, being at least a majority of the Trustees of Columbia Funds Trust IX, do hereby certify that we have determined to conduct the business of the Trust under the name "Columbia Funds Series Trust I" and have authorized the following amendment to said Declaration of Trust:

     Section 1 of Article I is hereby amended to read in its entirety as follows:

          Section 1. This Trust shall be known as "Columbia Funds Series Trust I" and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

     The foregoing amendment is effective as of September 19, 2005.

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     IN WITNESS WHEREOF, the undersigned have hereunto set their hands in the
City of Boston, Massachusetts, for themselves and their assigns, as of August 10, 2005.


/s/ Douglas A. Hacker                   /s/ Janet Langford Kelly
-------------------------------------   ----------------------------------------
Douglas A. Hacker                       Janet Langford Kelly


/s/ Richard W. Lowry                    /s/ William E. Mayer
-------------------------------------   ----------------------------------------
Richard W. Lowry                        William E. Mayer


/s/ Charles R. Nelson                   /s/ John J. Neuhauser
-------------------------------------   ----------------------------------------
Charles R. Nelson                       John J. Neuhauser


/s/ Patrick J. Simpson                  /s/ Thomas E. Stitzel
-------------------------------------   ----------------------------------------
Patrick J. Simpson                      Thomas E. Stitzel


/s/ Thomas C. Theobald                  /s/ Anee-Lee Verville
-------------------------------------   ----------------------------------------
Thomas C. Theobald                      Anne-Lee Verville


/s/ Richard L. Woolworth
-------------------------------------
Richard L. Woolworth

Registered Agent: Corporation Service Company
                  84 State Street
                  Boston, MA 02109


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